Exhibit 99.1

CONTACT:
Elizabeth Besen
Director of Investor Relations
(516) 734-3859
investorrelations@dealertrack.com

DEALERTRACK HOLDINGS REPORTS RESULTS FOR FOURTH
QUARTER AND 2010 AND ISSUES GUIDANCE FOR 2011
Lake Success, N.Y., February 16, 2011 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the fourth quarter and year ended December 31, 2010.

GAAP Results for the Fourth Quarter 2010
▪	Revenue for the quarter was $62.0 million, as compared to $53.2 million for the fourth quarter of 2009.
▪
GAAP net loss for the quarter was $(26.4) million, as compared to GAAP net loss of $(0.7) million for the fourth quarter of 2009.  GAAP net loss for the fourth quarter of 2010 was negatively impacted by a non-cash $28.4 million valuation allowance on the company’s net U.S. deferred tax assets.

▪
GAAP net loss per share for the quarter was $(0.65), as compared to GAAP net loss per share of $(0.02) for the fourth quarter of 2009. GAAP net loss per share for the fourth quarter of 2010 was negatively impacted by $0.70 per share (non-cash) for a valuation allowance on the company’s net U.S. deferred tax assets.

Non-GAAP Results for the Fourth Quarter 2010
▪	Adjusted EBITDA for the quarter was $14.5 million, as compared to $8.2 million for the fourth quarter of 2009.
▪	Adjusted net income for the quarter was $7.8 million, as compared to $4.8 million for the fourth quarter of 2009.
▪	Diluted adjusted net income per share was $0.19 for the quarter, as compared to $0.12 for the fourth quarter of 2009.

GAAP Results for the Year Ended December 31, 2010
▪	Revenue for the year was $243.8 million, as compared to $225.6 million for 2009.
▪
GAAP net loss for the year was $(27.8) million, as compared to GAAP net loss of $(4.3) million for 2009.  GAAP net loss for 2010 was negatively impacted by a non-cash $28.4 million valuation allowance on the company’s net U.S. deferred tax assets.

▪
GAAP net loss per share for the year was $(0.69), as compared to GAAP net loss per share of $(0.11) for 2009.  GAAP net loss per share for 2010 was negatively impacted by $0.70 per share (non-cash) for a valuation allowance on the company’s net U.S. deferred tax assets.

Non-GAAP Results for the Year Ended December 31, 2010
▪	Adjusted EBITDA for the year was $42.1 million, as compared to $34.4 million for 2009.
▪	Adjusted net income for the year was $21.9 million, as compared to $20.0 million for 2009.
▪	Diluted adjusted net income per share for the year was $0.53, as compared to $0.49 for 2009.

Guidance for 2011 Annual Performance
DealerTrack’s revenue and GAAP and non-GAAP earnings guidance for the full year 2011 is as follows:

Expected GAAP Results
▪	Revenue for the year is expected to be between $316.0 million and $324.0 million, net of approximately $3.7 million of contra-revenue.
▪	GAAP net income for the year is expected to be between $2.9 million and $5.4 million.
▪	Diluted GAAP net income per share for the year is expected to be between $0.07 and $0.13.

Expected Non-GAAP Results
▪	Adjusted EBITDA for the year is expected to be between $57.0 million and $61.0 million.
▪	Adjusted net income for the year is expected to be between $29.2 million and $31.7 million.
▪	Diluted adjusted net income per share for the year is expected to be between $0.68 and $0.74.

GAAP net income and adjusted net income per share guidance for the year are based on an assumed 42.8 million diluted weighted average shares outstanding.   The guidance assumes that for 2011 new car sales will be approximately 12.8 million units and used car sales will be approximately 13.0 million units.  The guidance also includes the impact of DealerTrack’s recent acquisition of triVIN Holdings, Inc. which closed at the end of January.

Mark O’Neil, chairman and chief executive officer of DealerTrack, commented, “We are very pleased with our non-GAAP results for the fourth quarter as our businesses benefited from an improving operating environment.”  O’Neil continued, “We are continuing to see the benefits of our investments as we generated an adjusted EBITDA margin in excess of 20 percent for the second consecutive quarter.”

Conference Call

DealerTrack will host a conference call to discuss its fourth quarter and full year 2010 results and other matters on February 16, 2011 at 5:00 p.m. Eastern Time.  The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?eventid=91881. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until March 9, 2011.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, contra-revenue and may exclude certain items such as:  impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, realized gains or (losses) on securities and certain other non-recurring items.  Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenueand may also exclude certain items, such as: impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, realized gains or (losses) on securities and certain other non-recurring items.  These adjustments to net income, which are shown before taxes, are adjusted for their tax impact.

Adjusted EBITDA and adjusted net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities as the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, as well as particular intangibles (which tend to have a relatively short useful life), can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income and has provided a reconciliation of adjusted EBITDA to GAAP net income and adjusted net income to GAAP net income, in Attachment 4 to this press release.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value software solutions enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, agents and aftermarket providers. Our solution set for dealers is the industry's most comprehensive. DealerTrack operates the industry's largest online credit application network in the United States, connecting approximately 17,000 dealers with over 950 lenders. Our Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access that will streamline any automotive business. Dealers using DealerTrack AAX get the inventory management tools and services needed to accelerate turns and increase profit. Our Sales/Finance and Insurance solution enables dealers to streamline the entire sales process while structuring all types of deals from a single integrated platform. DealerTrack's Compliance solution helps dealers meet legal and regulatory requirements and protect their assets. DealerTrack's family of companies also includes data and consulting services providers ALG and Chrome Systems.  For more information, visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack’s expected 2011 performance, the long-term outlook for its business, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s success in implementing an ERP system; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1) Actual Results
Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2010	2009

Net revenue	$62,006	$53,247
Cost of revenue	30,404	27,237
Product development	3,095	2,957
Selling, general and administrative	25,368	25,638
Total operating expenses	58,867	55,832
Income (loss) from operations	3,139	(2,585)
Interest and other income, net	211	867
Income (loss) before (provision for) benefit from income taxes	3,350	(1,718)
(Provision for) benefit from income taxes	(29,797)	1,037
Net loss	$(26,447)	$(681)

Basic net loss per share	$(0.65)	$(0.02)
Diluted net loss per share	$(0.65)	$(0.02)
Weighted average shares outstanding (basic)	40,595,939	39,787,985
Weighted average shares outstanding (diluted)	40,595,939	39,787,985

Adjusted EBITDA (non-GAAP) (a)	$14,463	$8,177
Adjusted EBITDA margin (non-GAAP) (b)	23%	15%
Adjusted net income (non-GAAP) (a)	$7,787	$4,820
Diluted adjusted net income per share (non-GAAP) (c)(d)	$0.19	$0.12

Stock-based compensation expense was classified as follows:
Cost of revenue	$361	$525
Product development	$143	$153
Selling, general and administrative	$2,050	$2,322

(a)      See Reconciliation Data in Attachment 4.
(b)      Represents adjusted EBITDA as a percentage of net revenue.
(c)      For the three months ended December 31, 2010, the adjusted net income per share of approximately $0.19 is based on 41,774,695 diluted weighted average shares outstanding.
(d)      For the three months ended December 31, 2009, the adjusted net income per share of approximately $0.12 is based on 40,898,826 diluted weighted average shares outstanding.

Attachment (1) Actual Results
Twelve-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	December 31,
	2010	2009
Net revenue	$243,826	$225,626
Cost of revenue	124,070	113,875
Product development	13,386	13,994
Selling, general and administrative	105,715	108,707
Total operating expenses	243,171	236,576
Income (loss) from operations	655	(10,950)
Interest and other income, net	1,527	1,704
Realized gain on securities	582	1,393
Income (loss) before (provision for) benefit from income taxes	2,764	(7,853)
(Provision for) benefit from income taxes	(30,597)	3,519
Net loss	$(27,833)	$(4,334)

Basic net loss per share	$(0.69)	$(0.11)
Diluted net loss per share	$(0.69)	$(0.11)
Weighted average shares outstanding (basic)	40,322,939	39,524,544
Weighted average shares outstanding (diluted)	40,322,939	39,524,544

Adjusted EBITDA (non-GAAP) (a)	$42,070	$34,438
Adjusted EBITDA margin (non-GAAP) (b)	17%	15%
Adjusted net income (non-GAAP) (a)	$21,943	$19,967
Diluted adjusted net income per share (non-GAAP) (c) (d)	$0.53	$0.49

Stock-based compensation expense was classified as follows:
Cost of revenue	$1,640	$2,354
Product development	$614	$755
Selling, general and administrative (e)	$8,979	$13,880

(a)       See Reconciliation Data in Attachment 4.
(b)       Represents adjusted EBITDA as a percentage of net revenue.
(c)       For the twelve months ended December 31, 2010, the adjusted net income per share of approximately $0.53 is based on 41,299,993 diluted weighted average shares outstanding.
(d)       For the twelve months ended December 31, 2009, the adjusted net income per share of approximately $0.49 is based on 40,509,324 diluted weighted average shares outstanding.
(e)       Included in stock-based compensation expense for the year ended December 31, 2009 was $3.9 million of stock-based compensation expense related to the realignment of our workforce and business on January 5, 2009, which was primarily allocated to selling, general and administrative expenses.

Attachment (2) Condensed Consolidated Balance Sheets
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31, 2010	December 31, 2009

ASSETS
Cash and cash equivalents	$192,563	$197,509
Short-term investments	490	1,484
Accounts receivable, net	24,273	17,478
Prepaid expenses and other current assets	17,929	9,620
Total current assets	235,255	226,091

Property and equipment, net	18,875	13,514
Software and website development costs, net	29,875	21,158
Intangible assets, net	23,163	41,604
Goodwill	136,408	134,747
Deferred taxes and other long-term assets	15,387	35,213
Total assets	$458,963	$472,327

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$28,575	$26,960
Deferred revenue	5,010	4,992
Due to acquirees and other current liabilities	728	2,245
Total current liabilities	34,313	34,197

Long-term liabilities	15,733	17,244
Total liabilities	50,046	51,441
Total stockholders' equity	408,917	420,886
Total liabilities and stockholders' equity	$458,963	$472,327

Attachment (3) Consolidated Statements of Cash Flows
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2010	2009
Operating activities:
Net loss	$(27,833)	$(4,334)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,753	35,060
Deferred tax provision (benefit)	29,174	(7,262)
Stock-based compensation expense	11,233	16,989
Provision for doubtful accounts and sales credits	5,488	7,698
Loss (gain) on sale of property and equipment	23	(184)
Reversal of pre-acquisition accrued contingency	-	(609)
Amortization of bond premium	-	55
Amortization of deferred interest	68	152
Deferred compensation	-	300
Stock-based compensation windfall tax benefit	(1,714)	(673)
Realized gain on securities	(582)	(1,393)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(12,059)	(6,342)
Prepaid expenses and other current assets	(9,627)	3,725
Accounts payable and accrued expenses	(1,403)	3,025
Deferred revenue and other current liabilities	7	14
Other long-term liabilities	(1)	(642)
Deferred rent	195	145
Other long-term assets	(10,574)	(257)
Net cash provided by operating activities	19,148	45,467

Investing activities:
Capital expenditures	(10,801)	(5,360)
Restricted cash	-	142
Sale of investments	2,519	44,569
Capitalized software and website development costs	(16,899)	(13,021)
Proceeds from sale of property and equipment	1	109
Payment for acquisition of business and intangible assets, net of acquired cash	(3,028)	(34,722)
Net cash used in investing activities	(28,208)	(8,283)

Attachment (3) Consolidated Statements of Cash Flows (cont'd)
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	2010	2009
Financing activities:
Principal payments on capital lease obligations	(513)	(414)
Proceeds from the exercise of employee stock options	2,270	2,202
Proceeds from employee stock purchase plan	697	875
Purchase of treasury stock	(643)	(379)
Principal payments on notes payable	-	(848)
Stock-based compensation windfall tax benefit	1,714	673
Net cash provided by financing activities	3,525	2,109

Net (decrease) increase in cash and cash equivalents	(5,535)	39,293
Effect of exchange rate changes on cash and cash equivalents	589	2,760
Cash and cash equivalents, beginning of period	197,509	155,456
Cash and cash equivalents, end of period	$192,563	$197,509

	Twelve Months Ended
	December 31,
	2010	2009
Supplemental disclosure:
Cash paid for:
Income taxes	$6,776	$4,961
Interest	$57	$60

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2010	2009

GAAP net loss	$(26,447)	$(681)
Interest income	(144)	(144)
Interest expense	20	68
Provision for (benefit from) income taxes	29,797	(1,037)
Depreciation and amortization	4,678	3,824
Amortization of acquired identifiable intangibles	4,600	4,948
EBITDA (non-GAAP)	12,504	6,978
Adjustments:
Acquisition related and other non-recurring professional fees	1,180	1,808
Reversal of pre-acquisition accrued contingency	-	(609)
Contra-revenue	779	-
Adjusted EBITDA (non-GAAP)	$14,463	$8,177

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2010	2009

GAAP net loss	$(26,447)	$(681)
Adjustments:
Deferred tax asset valuation allowance (non-taxable)	28,406	-
Stock-based compensation	2,554	3,000
Amortization of acquired identifiable intangibles	4,600	4,948
Acquisition related and other non-recurring professional fees	1,180	1,808
Reversal of pre-acquisition accrued contingency	-	(609)
Contra-revenue	779	-
Tax impact of adjustments (a)	(3,285)	(3,646)
Adjusted net income (non-GAAP)	$7,787	$4,820

(a)       The tax impact of adjustments for the three months ended December 31, 2010, are based on a U.S. statutory tax rate of 36.9% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 35.3% and 36.7%, respectively. The tax impact of adjustments for the three months ended December 31, 2009, are based on a U.S. effective tax rate of 37.8% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.0% and 37.8%, respectively.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Loss to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2010	2009

GAAP net loss	$(27,833)	$(4,334)
Interest income	(525)	(1,081)
Interest expense	175	221
Provision for (benefit from) income taxes	30,597	(3,519)
Depreciation and amortization	17,329	14,719
Amortization of acquired identifiable intangibles	19,424	20,341
EBITDA (non-GAAP)	39,167	26,347
Adjustments:
Restructuring costs (including stock-based compensation) (a)	-	6,686
Acquisition related and other non-recurring professional fees	1,905	2,407
Realized gain on securities	(582)	(1,393)
Reversal of pre-acquisition accrued contingency	-	(609)
Acquisition related earn-out compensation expense	-	1,000
Contra-revenue	1,580	-
Adjusted EBITDA (non-GAAP)	$42,070	$34,438

(a)       Includes $3.9 million in non-cash costs related to a reduction in workforce.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2010	2009

GAAP net loss	$(27,833)	$(4,334)
Adjustments:
Deferred tax asset valuation allowance (non-taxable)	28,406	-
Stock-based compensation (excluding restructuring costs)	11,233	13,104
Amortization of acquired identifiable intangibles	19,424	20,341
Acquisition related and other non-recurring professional fees	1,905	2,407
Realized gain on securities (non-taxable)	(582)	(1,393)
Amended state tax return impact (non-taxable)	101	(1,070)
Restructuring costs (including stock-based compensation) (a)	-	6,686
Reversal of pre-acquisition accrued contingency	-	(609)
Acquisition related earn-out compensation expense	-	1,000
Contra-revenue	1,580	-
Tax impact of adjustments (b)	(12,291)	(16,165)
Adjusted net income (non-GAAP)	$21,943	$19,967

(a)  Includes $3.9 million in non-cash costs related to a reduction in workforce.
(b)  The tax impact of adjustments for the year ended December 31, 2010, are based on a U.S. statutory tax rate of 36.9% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 35.4% and 36.7%, respectively. The tax impact of adjustments for the year ended December 31, 2009, are based on a U.S. effective tax rate of 37.8% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.0% and 37.8%, respectively.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2011
	Expected Range

GAAP net income	$2.9	$5.4
Net interest income	(0.1)	(0.1)
Provision for income taxes	4.0	5.5
Depreciation and amortization	23.0	23.0
Amortization of acquired identifiable intangibles	21.5	21.5
EBITDA (non-GAAP)	51.3	55.3
Adjustments:
Non-recurring costs (a)	2.0	2.0
Contra-revenue	3.7	3.7
Adjusted EBITDA (non-GAAP)	$57.0	$61.0

(a) Includes certain professional fees, integration costs and restructuring costs.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2011
	Expected Range

GAAP net income	$2.9	$5.4
Adjustments:
Stock-based compensation charges	11.6	11.6
Amortization of acquired identifiable intangibles	21.5	21.5
Non-recurring costs (a)	2.0	2.0
Deferred tax asset valuation allowance (non-taxable)	1.5	1.5
Contra-revenue	3.7	3.7
Tax impact of adjustments (b)	(14.0)	(14.0)
Adjusted net income (non-GAAP)	$29.2	$31.7

(a)  Includes certain professional fees, integration costs and restructuring costs.
(b)  The tax impact of adjustments are based on a blended tax rate of 36.1% applied to taxable adjustments.

Attachment (5) Summary of Business Statistics
DEALERTRACK HOLDINGS, INC.
Summary of Business Statistics (Unaudited)
Three months ended

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2010	2010	2010	2010	2009

Active U.S. dealers (a)	16,829	16,961	17,120	17,102	16,690
Active U.S. lenders (b)	970	921	891	847	823
Transactions processed (in thousands)(c)	11,997	13,296	12,239	11,841	10,114

Active U.S. lender to dealer relationships (d)	137,058	137,388	137,919	127,724	118,209
Subscribing dealers (e)	13,996	13,856	13,468	13,705	13,852

(a)      We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. DealerTrack network during the most recently ended calendar month. For the three months ended March 31, 2010, the number of active U.S. dealers was updated from the number originally reported (16,860). For the three months ended June 30, 2010, the number of active U.S. dealers was updated from the number originally reported (17,343). The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the DealerTrack network.
(b)     We consider a lender to be active in our DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the DealerTrack network.
(c)      Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period.
(d)     Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer.
(e)     Represents the number of dealerships with one or more active subscriptions on the DealerTrack or DealerTrack Canada networks at the end of a given period.

Attachment (5) Summary of Business Statistics
DEALERTRACK HOLDINGS, INC.
Summary of Business Statistics (Unaudited)
Three months ended

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2010	2010	2010	2010	2009

Transaction revenue (in thousands)	$25,091	$27,188	$26,851	$22,870	$20,237
Subscription revenue (in thousands)	$32,205	$31,273	$30,341	$29,728	$28,982
Other revenue (in thousands)	$4,710	$4,667	$4,715	$4,187	$4,028
Average transaction price (a)	$2.16	$2.09	$2.19	$1.93	$2.00
Average monthly subscription revenue per subscribing dealership (b)	$769	$759	$749	$719	$695

(a)      Represents the average revenue earned per transaction processed in the DealerTrack, DealerTrack Aftermarket, DealerTrack Digital Services and DealerTrack Canada networks during a given period. Revenue used in calculation adds back contra-revenue.

(b)     For the 2010 periods, represents net subscription revenue divided by average subscribing dealers for a given period in the DealerTrack and DealerTrack Canada networks.

TRAK-E ###